SIXTEENTH AMENDMENT TO LEASE

THIS SIXTEENTH AMENDMENT TO LEASE ("Sixteenth Amendment") is made and entered into as of this 26th day of January, 2023 (the "Effective Date"), by and between 3030 BUNKER HILL OWNER (DE) LLC, a Delaware limited liability company ("Landlord"), and GENELUX CORPORATION, a Delaware corporation ("Tenant").

RECITALS

A. WHEREAS, San Diego Science Center LLC, a California limited liability company ("Original Landlord") and Tenant entered into that certain Lease dated as of August 20, 2022 (the "Original Lease"), as amended by (i) that certain First Amendment to Lease dated as of August 20, 2022, by and between Original Landlord and Tenant (the "First Amendment"), (ii) that certain Second Amendment to Lease dated as of August 20, 2022, by and between Original Landlord and Tenant (the "Second Amendment"), (iii) that certain Third Amendment to Lease dated as of August 20, 2022, by and between Original Landlord and Tenant (the "Third Amendment"), (iv) that certain Fourth Amendment to Lease dated as of September 5, 2006, by and between BMR-3030 Bunker Hill Street LLC, a Delaware limited liability company ("Second Landlord") and Tenant (the "Fourth Amendment"), (v) that certain Fifth Amendment to Lease dated as of April 30, 2007, by and between Second Landlord and Tenant (the "Fifth Amendment"), (vi) that certain Sixth Amendment to Lease dated as of September 17, 2008, by and between Second Landlord and Tenant (the "Sixth Amendment"), (vii) that certain Seventh Amendment to Lease dated as of October 30, 2009, by and between Second Landlord and Tenant (the "Seventh Amendment"), (viii) that certain Eighth Amendment to Lease dated as of March 4, 2010, by and between Second Landlord and Tenant (the "Eighth Amendment"), (xi) that certain Ninth Amendment to Lease dated as of September 10, 2010 by and between Second Landlord and Tenant (the "Ninth Amendment"), (x) that certain Tenth Amendment to Lease dated as of February 8, 2012 by and between BMR-Bunker Hill LP, a Delaware limited partnership ("Third Landlord") and Tenant ("Tenth Amendment"), (xi) that certain Eleventh Amendment to Lease dated as of June 15, 2015 by and between Third Landlord and Tenant ("Eleventh Amendment"), (xii) that certain Twelfth Amendment to Lease dated as of July 20, 2015 by and between Third Landlord and Tenant ("Twelfth Amendment"), (xiii) that certain Thirteenth Amendment to Lease dated as of August 7, 2017 by and between Third Landlord and Tenant ("Thirteenth Amendment"), (xiv) that certain Fourteenth Amendment to Lease dated as of April 29, 2019 by and between Third Landlord and Tenant ("Fourteenth Amendment") and (xv) that certain Fifteenth Amendment to Lease dated as of November 16, 2020 by and between Third Landlord and Tenant ("Fifteenth Amendment"), whereby Landlord leases to Tenant and Tenant leases from Landlord (a) certain space containing approximately 6,770 square feet of Rentable Area located on the third (3rd) floor of the building located at 3030 Bunker Hill Street, San Diego, California (the "Building") and commonly known as Suite 310 and (b) certain space containing approximately 110 square feet of Rentable Area located on the first (1st) floor of the Building and commonly known as Storage Cage 4 (together, the "Premises"). The Original Lease as modified by the First Amendment, the Second Amendment, the Third Amendment, the Fourth Amendment, the Fifth Amendment, the Sixth Amendment, the Seventh Amendment, the Eighth Amendment, the Ninth Amendment, the Tenth Amendment, the Eleventh Amendment, the Twelfth Amendment, the Thirteenth Amendment, the Fourteenth Amendment and the Fifteenth Amendment is referred to herein as the "Lease." Landlord is successor-in-interest in the Lease to Third Landlord; Third Landlord is successor-in-interest in the Lease to Second Landlord; Second Landlord is successor-in-interest in the Lease to Original Landlord.

B. WHEREAS, by this Sixteenth Amendment, Landlord and Tenant desire to extend the term of the Lease and to otherwise modify the Lease as provided herein.

C. WHEREAS, Landlord and Tenant desire to modify and amend the Lease only in the respects and on the conditions hereinafter stated.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing recitals and the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1. Definitions. For purposes of this Sixteenth Amendment, capitalized terms shall have the meanings ascribed to them in the Lease, unless otherwise defined herein. The Lease, as amended by this Sixteenth Amendment, is referred to herein as the "Amended Lease."

2. Sixteenth Amendment Extension Term. The term of the Lease is hereby extended until, and the "Term Expiration Date" is hereby amended to mean December 31, 2024. The period commencing on February 23, 2023 (the "Sixteenth Amendment Extension Term Commencement Date") and ending on such amended Term Expiration Date shall be referred to herein as the "Sixteenth Amendment Extension Term."

3. Basic Annual Rent. Notwithstanding anything to the contrary in the Lease, during the Sixteenth Amendment Extension Term, Basic Annual Rent for the Premises shall be as set forth in the charts below and Tenant shall pay such Basic Annual Rent to Landlord in accordance with the terms, conditions and provisions of the Lease. For the avoidance of doubt, Tenant shall continue to pay Basic Annual Rent in accordance with the terms, conditions and provisions of the Existing Lease until the commencement of the Sixteenth Amendment Extension Term.

Suite 310:

Dates	**Square Feet of Rentable Area**	**Basic Annual Rent per Square Foot of Rentable Area**	**Monthly Basic Annual Rent**
February 23, 2023 – February 22, 2024	6,770	$4.50 monthly	$30,465.00
February 23, 2024 – December 31, 2024	6,770	$4.64 monthly	$31,378.95

Storage Cage 4:

Dates	**Square Feet of Rentable Area**	**Basic Annual Rent per Square Foot of Rentable Area**	**Monthly Basic Annual Rent**
February 23, 2023 – February 22, 2024	110	$1.81 per month	$199.10

February 23, 2024 – December 31, 2024	110	$1.86 per month	$205.07

4. Condition of Premises; Tenant's Work. Tenant is currently in possession of the Premises and shall continue its occupancy of same in its current "as-is" condition as of the Effective Date without any agreements, representations, understandings or obligations on the part of Landlord to perform or pay for any additional alterations, repairs or improvements to the Premises beyond any previously agreed upon by Landlord and Tenant. Tenant also acknowledges that Landlord has made no representation or warranty regarding the condition of the Premises. Landlord hereby grants Tenant the right, using Building-standard materials and in accordance with all terms and conditions of the Amended Lease (including, but not limited to, Article 15.1 of the Original Lease), (i) to replace the carpeting with vinyl flooring in office and cubicle areas within Suite 310 and (ii) to reconfigure/relocate electrical outlets and connect electrical outlets to backup power within Suite 310.

5. Disclosures. For purposes of Section 1938(a) of the California Civil Code, Landlord hereby discloses to Tenant, and Tenant hereby acknowledges, that the Premises have not undergone inspection by a Certified Access Specialist (CASp). As required by Section 1938(e) of the California Civil Code, Landlord hereby states as follows: "A Certified Access Specialist (CASp) can inspect the subject premises and determine whether the subject premises comply with all of the applicable construction-related accessibility standards under state law. Although state law does not require a CASp inspection of the subject premises, the commercial property owner or lessor may not prohibit the lessee or tenant from obtaining a CASp inspection of the subject premises for the occupancy or potential occupancy of the lessee or tenant, if requested by the lessee or tenant. The parties shall mutually agree on the arrangements for the time and manner of the CASp inspection, the payment of the fee for the CASp inspection, and the cost of making any repairs necessary to correct violations of construction-related accessibility standards within the premises." In furtherance of the foregoing, Landlord and Tenant hereby agree as follows: (a) any CASp inspection requested by Tenant shall be conducted, at Tenant's sole cost and expense, by a CASp designated by Landlord, subject to Landlord's reasonable rules and requirements; (b) Tenant, at its sole cost and expense, shall be responsible for making any improvements or repairs within the Premises to correct violations of construction-related accessibility standards; and (c)if anything done by or for Tenant in its use or occupancy of the Premises shall require any improvements or repairs to the Building or Property (outside the Premises) to correct violations of construction-related accessibility standards, then Tenant shall reimburse Landlord upon demand, as additional Rent, for the cost to Landlord of performing such improvements or repairs.

6. Entire Agreement. This Sixteenth Amendment sets forth the entire agreement between the parties with respect to the matters set forth herein. There have been no additional oral or written representations or agreements. Under no circumstances shall Tenant be entitled to any rent abatement, improvements or allowances, leasehold improvements, or other work to the Premises, or any other similar economic incentives that may have been provided to Tenant in connection with entering into this Sixteenth Amendment unless specifically set forth herein.

7. Authority. Each individual executing this Sixteenth Amendment on behalf of Tenant represents and warrants that Tenant is a duly formed and existing entity qualified to do business in California and that Tenant has full right and authority to deliver this Sixteenth Amendment and that each person signing on behalf of Tenant is authorized to do so.

8. Defaults. Tenant hereby represents and warrants to Landlord that, as of the date of this Sixteenth Amendment, Tenant is in full compliance with all terms, covenants and conditions of the Lease and that there are no breaches or defaults under the Lease by Landlord or Tenant, and that Tenant knows

of no events or circumstances which, given the passage of time, would constitute a default under the Lease by either Landlord or Tenant.

9. Brokers. Each party represents and warrants to the other that, except for Jones Lang LaSalle ("Landlord's Broker") and Hughes Marino ("Tenant's Broker"), no broker, agent or finder negotiated or was instrumental in negotiating or consummating this Sixteenth Amendment. Each party further agrees to defend, indemnify and hold harmless the other party from and against any claim for commission or finder's fee by any person or entity (other than Landlord's Broker and Tenant's Broker) who claims or alleges that they were retained or engaged by the indemnifying party or at the request of such party in connection with this Sixteenth Amendment.

10. Counterparts. The parties hereto consent and agree that this Sixteenth Amendment may be signed and/or transmitted by facsimile, e-mail of a .pdf document or using electronic signature technology (e.g., via DocuSign or similar electronic signature technology), and that such signed electronic record shall be valid and as effective to bind the party so signing as a paper copy bearing such party's handwritten signature. The parties further consent and agree that (i) to the extent a party signs this Sixteenth Amendment using electronic signature technology, by clicking "SIGN", such party is signing this Sixteenth Amendment electronically, and (ii) the electronic signatures appearing on this Sixteenth Amendment shall be treated, for purposes of validity, enforceability and admissibility, the same as handwritten signatures.

11. No Further Modification. Except as set forth in this Sixteenth Amendment, all of the terms and provisions of the Lease shall remain unmodified and in full force and effect. In the event of any conflict between the terms contained in this Sixteenth Amendment and the Lease, the terms herein contained shall supersede and control the obligations and liabilities of the parties.

[SIGNATURES ON FOLLOWING PAGE]

IN WITNESS WHEREOF, this Sixteenth Amendment has been executed as of the day and year first above written.

"LANDLORD"

3030 BUNKER HILL OWNER (DE) LLC,
a Delaware limited partnership

By: /s/ Ben Kayden
Name: Ben Kayden
Title: Assistant Secretary

By: /s/ Tycho Suter
Name: Tycho Suter
Title: Vice President

"TENANT"

GENELUX CORPORATION,
a Delaware corporation

By: /s/ Thomas Zindrick
Name: Thomas Zindrick
Title: President and CEO